SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: November 19, 2004

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            0-19409                   22-2993066
(State of incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)

                1175 Walt Whitman Road, Melville, New York 11747
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (516) 714-8200

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On November 16, 2004 Synergy Brands Inc. (SYBR) (the "Company") approved and accepted additional subscriptions from accredited investors on the earlier offering approved November 1, 2004 to whom the subscription opportunity was presented by the Company for securities sold directly by the Company in an offering exempt from registration under the Section 4(2) private transaction exemption allowed within the Securities Act of 1933 as amended. The securities offered and which were subscribed for consisted of 17 units, each unit consisting of 10,000 shares of the Company's non-convertible Class B Series A Preferred Stock and 15,000 shares of the Company's restricted Common Stock, each unit being sold for $100,000 per Unit. Total offering proceeds received by the Company was $1,700,000.

Item 7.01.  Regulation FD Disclosure.

On November 1, 2004 the Company announced and commented upon its completing the offering referenced in Item 3.02 herein in a press release containing the announcement a copy of which press release is included as Exhibit 99 to this current report on Form 8-K and is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated:  November 19, 2004